                                                                   Exhibit 10.37


                            ASSET PURCHASE AGREEMENT

                                 by and between

                               RSL COM UK LIMITED

                                       and

                               INCOM (UK) LIMITED

                              As of August 12, 1996

                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT, dated as of August 12, 1996 (the "Agreement"), by and between RSL COM UK Limited, a United Kingdom limited liability company ("Purchaser"), and Incom (UK) Limited, a United Kingdom limited liability company ("Seller").

                                   WITNESSETH:

      WHEREAS, Seller is licensed to engage in the international telecommunications business in the United Kingdom (the "Business"); and

      WHEREAS, Seller and Purchaser desire to enter into this Agreement pursuant to which Seller proposes to sell to Purchaser, and Purchaser proposes to purchase from Seller, all of the assets of the Business except Excluded Assets (as defined below) and Purchaser proposes to assume certain Assumed Liabilities (as defined below) of the Seller related to the Business.

      NOW, THEREFORE, in consideration of the premises and of the mutual convenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                             ASSET PURCHASE AND SALE

      Section 1.1 Agreement to Sell. Except as otherwise specifically provided in this Article 1, Seller hereby grants, sells, conveys, assigns, transfers and delivers to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to all of the assets of the Seller used in the Business (the "Assets") except Excluded Assets (as hereinafter defined) as of the date hereof, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

      Section 1.2 Included Assets. The Assets of the Business to be sold to Purchaser shall include, without limitation, the following assets, properties and rights of Seller as of the date hereof:

            (a) All machinery, equipment, business machines, vehicles, furniture, fixture, leasehold and building improvements and other tangible or intangible property of Seller including that listed on Schedule 1.2(a) hereto;

            (b) All right, title and interest of Seller in contracts, agreements and other instruments including those listed on Schedule 1.2(b) hereto;

            (c) All right, title and interest of Seller in customer contracts including those listed on Schedule 1.2(c) hereto;

            (d) All business licenses and permits of Seller including those listed on Schedule 1.2(d) hereto, except as otherwise provided in Section
      1.3 hereof;

            (e) All customer lists, customer credit information, sales records, database information, invoice files and correspondence files of Seller used in or relating to the Business;

            (f) All right, title and interest of Seller in the software dedicated to or used in connection with the Business including that listed in Schedule 1.2(f) hereto;

            (g) All prepaid expenses of Seller related to the Business; and

            (h) All accounts receivable, notes receivable, deposits and advances of Seller as of the date hereof and arising after the date hereof which are related to Purchaser or any person controlling, controlled by or under common control with (hereinafter, an "Affiliate"), the Purchaser (including, without limitation, ITC, ITG and Intelco Europe (as such terms are defined below)), even if such accounts receivable relate to the provision by Seller of products or services prior to the date hereof.

      Section 1.3 Excluded Assets. Notwithstanding anything to the contrary contained herein, it is agreed that Seller is not selling and Purchaser is not buying the following assets of Seller (hereinafter collectively referred to as "Excluded Assets"):

            (a) Cash and cash equivalents of Seller as of the date hereof;

            (b) All rights in and to the licensing, marketing and other proprietary uses of the names "Incom (UK) Ltd." and "Incom (UK) Limited" and related commercial marks, together with the Seller's United Kingdom telecommunications licenses set forth on Schedule 1.3(b);


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

            (c) Any intangibles of Seller which by their nature are nonassignable. and

            (d) Shares of common stock of International Telecommunications Group, Ltd. ("ITG") owned by Seller.

      Section 1.4 Agreement to Purchase. Purchaser hereby purchases the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (as hereinafter defined) and the assumption of the Purchaser of the Assumed Liabilities as provided in Section
1.6 hereof.

      Section 1.5 The Purchase Price. The aggregated purchase price (the "Purchase Price") for the Assets is (i) U.S. $500,000 to be paid by Purchaser to Seller contemporaneously with the execution and delivery of this Agreement by certified or official bank check or wire transfer and (ii) 3,954 non-voting shares of International Telecommunications Group Ltd., a Delaware corporation ("ITG") (representing 1.25% of the outstanding common stock of ITG on a fully-dilutive basis) (the "Shares"), which shares are not subject to dilution and are to be delivered to Seller within twenty-one (21) days following the date hereof. Purchaser and Seller agee that within twenty-one (21) days from the date hereof the 3,333 shares of ITG voting common stock currently owned by Seller shall be exchanged for 3,333 shares of non-voting common stock of ITG which are not subject to dilution.

      Section 1.6 Assumption of Assumed Liabilities. Purchaser hereby assumes and agrees to pay only the liabilities listed on Schedule 1.6 hereto in the amounts set forth thereon (the "Assumed Liabilities").

      Section 1.7 Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, other than the Assumed Liabilities, Purchaser has not assumed, agreed to pay, discharge or perform or incurred any liability or obligation under this Agreement or otherwise become responsible in respect of any liability or obligation of Seller (the "Excluded Liabilities"). Without limiting the generality of the foregoing and notwithstanding anything in Section 1.6 to the contrary, Purchaser has not assumed and shall not be liable for any of the following liabilities or obligations of Seller:

            (a) Any federal, state, local or foreign income, capital gains, profits, gross receipts, payroll, capital stock, franchise, employment, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, mining, value-added, investment credit recapture, alternative or add-on minimum, environmental, estimated or other taxes, duties or assessments of any kind, including any interest, penalty and additions imposed with respect to such amounts (collectively, "Taxes") levied by any national, state, regional or local taxing authority whether or not levied in connection with the sale of the Assets to Purchaser;

            (b) Any liabilities or obligations of Seller for severance, accrued vacation or similar payments to employees which arise as a result of consummation of the transactions contemplated hereby and any other liabilities or obligations of Seller which arise out of or are incurred with respect to this Agreement and the transactions contemplated hereby (including, without limitation, Seller's legal and accounting fees);

            (c) Any liabilities or obligations of Seller directly or indirectly incident to or arising out of or incurred with respect to the Assets;

            (d) Any liabilities or obligations of Seller arising under any governmental statute, code, rule, regulation, ordinance, decree, or other requirement or law relating to (i) the protection of human health and safety or the environment (collectively, "Environmental Laws") or (ii) labor or employment with respect to the conduct of the Business or conditions in connection with the Business prior to the date hereof; and

            (e) Any accounts payable or trade payables of Seller.

      Section 1.8 Prorations. All property and ad valorem taxes, business licenses, permits, communications lines, utilities and other customarily proratable expenses of Seller relating to the Assets payable prior or subsequent to the date hereof and relating to the period of time both prior to and subsequent to the date hereof will be prorated between Purchaser and Seller as of the date hereof based on the number of days in such period, with Seller being responsible for a proportionate share of such expenses based on the number of days in the period prior to the date hereof and Purchaser being responsible for a proportionate share of such expenses based on the sum of the date hereof and the number of days in such period subsequent to the date hereof.

                                   ARTICLE 2.

                       ITEMS DELIVERED; FURTHER ASSURANCES

   Section 2.1 Items Delivered. Seller from time to time after the date hereof, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably request in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      The Seller hereby represents and warrants to Purchaser as follows:

      Section 3.1 Authorization, Etc. The execution and delivery of this Agreement and each of the Seller Ancillary Documents (as hereinafter defined) by Seller and the due consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. Each of this Agreement and the Seller Ancillary Documents has been duly executed and delivered by Seller. Each of this Agreement and the Seller Ancillary Documents constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

      Section 3.2 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and each of the Seller Ancillary Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions of this Agreement and each of the Seller Ancillary Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or


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

Memorandum of Association or Byelaws or other governing instrument of Seller,
(ii) any contract, agreement, commitment or understanding to which Seller is a party or to which Seller or any of either Seller's properties is subject, (iii) any judgment, decree or order of any court or any national, or local governmental authority or agency or public or regulatory unit, agency, body or authority (collectively, a "Governmental Authority") to which Seller is a party or by which Seller or any of Seller's properties is bound, or (iv) any statute, law, regulation or rule applicable to Seller.

      Section 3.3 Ownership of Assets and Related Matters. Seller has transferred to Purchaser as of the date hereof good and valid title to all of the Assets, free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, other than such encumbrances or imperfections of title as are set forth in Schedule 3.3 hereto. The liens, encumbrances and restrictions described in Schedule 3.3 hereto are hereinafter collectively referred to as "Permitted Liens." All of the Assets that constitute tangible property are in good operating condition and repair subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations applicable thereto.

      Section 3.4 [Intentionally omitted]

      Section 3.5 Litigation; Compliance With Law. Except as set forth in
Schedule 3.5 hereto, (a) the Seller is not engaged in or a party to, and is not threatened with, any legal action or other proceeding, before any court, arbitrator or administrative agency which would have a material adverse effect on the Assets or the Business; and (b) Seller is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or by any other person against Seller which could have a material adverse effect on the Assets or the Business or its ability to enter into or perform its obligations under this Agreement or any of the Seller Ancillary Documents or to consummate the transactions contemplated hereby or thereby. Seller is not in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to Seller or by which any of the Assets is bound or affected which would have a material adverse effect on the Assets or the Business or its ability to enter into or perform its obligations under this Agreement or any of the Seller Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

      Section 3.6 Brokers, Finders, etc. Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finders' fees or other like commissions with respect to the transactions contemplated by this Agreement.


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

      Section 3.7 Consents. Except for the consents described in Schedule 3.7 hereto, no waiver, permit, license, approval, authorization, qualification, order or consent of or filing with any court or Governmental Authority or any other third party is required to be obtained or made by Seller in connection with the execution, delivery or performance of this Agreement or any of the Seller Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

      Section 3.8 Contracts. Except as disclosed in Schedule 3.8 each contract to be assumed by Purchaser is in full force and effect and is valid and enforceable in all material respects. Seller has performed in all material respects all obligations required to be performed by it under each contract to be assumed by Purchaser, there are no outstanding material disputes thereunder and Seller is not in breach of any material provision thereof nor is either of them aware of any breach thereunder by any other party thereto.

      Section 3.9 Employees. Except as disclosed in Schedule 3.9 hereto, there are no grievances or other labor disputes with respect to individuals employed in the Business and Seller has not experienced any such labor controversy within the past two (2) years.

      Section 3.10 Payables. Seller represents, warrants and covenants that all accounts payable or trade payables of Seller as of the date of this Agreement have been or will be paid in full or otherwise settled by Seller.

      Section 3.11 Permits and Approvals. Seller has all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of the Business as presently conducted by Seller. Within the past eighteen (18) months, Seller has not received a written notice alleging a violation or probable violation or notice of revocation or other written communication from or on behalf of any Governmental Authority which violation has not been corrected or otherwise settled alleging (i) any violation of any material license, permit, consent, approval, authorization, qualification or order or (ii) that Seller requires any material license, permit, consent, approval, authorization, qualification, or order not currently held by it.

      Section 3.12 Customer Contracts. Except as disclosed on Schedule 3.12, to Seller's knowledge, none of the customers of the Business intend to terminate or refuse to renew their customer contracts referred to in Section 1.2(c) or otherwise modify said contracts or take any adverse action against Purchaser or any action which would otherwise adversely affect Purchaser as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller as follows:

      Section 4.1 Organization. Purchaser is a limited liability company duly organized and validly existing under the laws of the United Kingdom and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. International Telecommunications Europe ("Intelco Europe") is duly organized, validly existing and in good standing under the laws of the state of Delaware.

      Section 4.2 Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

      Section 4.3 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or Memorandum of Association or Byelaws of Purchaser, (ii) any contract, agreement, commitment or understanding to which Purchaser is a party or to which Purchaser or any of Purchaser's properties is subject, (ii) any judgment, decree or order of any court or Governmental Authority to which Purchaser is a party or by which Purchaser or any of Purchaser's properties is bound, or (iv) any statute, law, regulation or rule applicable to Purchaser.


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

      Section 4.4 Brokers, Finders, Etc. Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or other like commissions with respect to the transactions contemplated by this Agreement.

      Section 4.5 Consents. Except for consents described in Schedule 4.5 hereto, no waiver, permit, license, approval, authorization, qualification, order or consent of any court or Governmental Authority or any other third party is required to be obtained by Purchaser in connection with the execution, delivery or performance of this Agreement or any of the Purchaser Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

                                   ARTICLE 5.

                        CERTAIN COVENANTS AND AGREEMENTS

      Section 5.1 [Intentionally omitted]

      Section 5.2 No Solicitation of Employees and Customers: Non-Interference.

      (a) For a period of two (2) years after the date hereof, Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly, (i) persuade or attempt to persuade any person currently providing, or which potentially may provide, goods or services to the Business not to do business with the Business or to reduce the amount of business it does with the Business,
(ii) persuade or attempt to persuade any person who is or during such period becomes a director, officer or employee of Purchaser (each a "Purchaser Person") to terminate his relationship with Purchaser, (iii) dissuade or attempt to dissuade any person from becoming a Purchaser Person, (iv) degrade, denigrate, deride or otherwise disparage the competence, service, condition (financial or otherwise), integrity or prospects of Purchaser, the Business or any Purchaser Person, or (v) cause or attempt to cause any current customer, client, advertiser or sponsor of Purchaser (including without limitation those persons which are parties to the agreements listed on Schedule 1.2(c) hereof) not to conduct business with Purchaser or to reduce the amount of business it conducts with Purchaser, or solicit any such person to conduct business with Seller and/or any of its Affiliates.

      (b) For purposes of this Agreement, "person" shall include an individual, corporation, joint venture, partnership or other entity.


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

      (c) It is the desire and intent of the parties to this Agreement that the provisions of this Section 5.2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this
Section 5.2 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete thereform such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

      Section 5.3 V.A.T. Seller and Purchaser acknowledge that the assets are being sold hereunder as part of the transfer of a going concern. However, Seller will provide any required V.A.T. invoice to Purchaser in connection with the sale of assets hereunder, if appropriate, and Purchaser will be responsible for payment of any VAT, as appropriate.

      Section 5.4 Customer Contracts and Indemnity Amount. Schedule 3.8 of this Agreement describes certain consents and approvals required to be obtained by Seller in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including consents and approvals which may be required from customers of the Business under the customer contracts described in Schedule 1.2(c) hereto. Seller agrees to use commercially reasonable efforts to obtain all consents required to consummate the transactions contemplated in this Agreement. Seller hereby agrees that to the extent the transactions contemplated by this Agreement are consummated on the date hereof without obtaining such consents, including customer consents, Seller and Purchaser shall develop a mutually agreeable plan for disclosing the consummation of the transactions contemplated hereby to such customers and agree to approach each such customer or other person or entity in accordance with such plan as promptly as practical after the date hereof.

      Section 5.5 Employees. The parties agree that, effective as of the date hereof, the employees listed on Schedule 5.5 hereto shall cease to be employees of Seller and shall be and become employees of Purchaser and that, except for amounts which are described on Schedule 5.5 hereto which shall be paid by Seller to such employees after the date hereof, Purchaser shall be responsible for all compensation, salary, pension, severance and other employee benefits, taxes and costs which accrue to the benefit of, or with respect to, such employees on and after the date hereof and with respect to services provided to Purchaser on or after the date hereof.


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

      Section 5.6 Access to Records. Purchaser and Seller shall provide each other and their respective employees, counsel, accountants and other representatives, upon reasonable prior notice, on a reasonable basis and during normal business hours, with reasonable access to their respective books and records with respect to periods prior to the date hereof as shall be reasonably necessary for Purchaser or Seller to prepare any Tax return relating to the Business or the sale thereof to Purchaser and the right to make copies and extracts therefrom (at the cost of the party requesting access) for such purpose. Purchaser and Seller shall cooperate with each other and their respective employees, counsel, accountants and other representatives in these matters.

      Section 5.7 Miscellaneous Agreements.

            (a) As to Intelco Europe, Purchaser will, within 15 days following the execution and delivery of this Agreement, cause ITG to redeem all its ownership interests in Intelco Europe so that Seller shall be the sole owner of Intelco Europe, contribute to Intelco Europe $192,000 and release Intelco Europe from any and all obligations it has to ITG as of the date hereof, and Purchaser further agrees that the Federal Communications Commission 214 facilities based license and all other assets of Intelco Europe (except any rights to the IRU (defined below) on the PTAT fiber optic cable system) shall remain the property of Intelco Europe. In exchange for the foregoing, Seller hereby waives, and agrees to cause its Affiliates to waive, any and all rights, existing now or arising after the date hereof, it may have (A) to indefeasible rights of use ("IRU") on the PTAT fiber optic cable system owned by Intelco Europe, and/or (B) under that certain operating agreement between International Telecommunications Corporation ("ITC") and Mercury Communications PLC, including any rights of Intelco Europe pursuant to an agreement between Intelco Europe and ITC whereby ITC has agreed to assign any of the foregoing rights to Intelco Europe and will execute any appropriate transfer documents to Purchaser for such IRU and operating agreement. In addition, Purchaser agrees to cause ITC to assume the liabilities, if any, of Intelco Europe existing as of the date hereof (including any tax liabilities, penalties and interest), other than liabilities between or among Purchaser and/or any of its Affiliates, on the one hand, and Seller and/or any of its Affiliates, on the other hand. Purchaser shall assure that all tax returns will be filed for all periods prior to the date of the redemption of ITC's ownership interest in Intelco Europe (the "Redemption Date"), and Seller agrees to cause all records relating to tax returns and reports of Intelco Europe in its possession to be delivered to Seller promptly following the Redemption Date. Copies of returns and reports filed by Purchaser will be given to Seller. In addition, Intelco Europe agrees that, commencing upon the Redemption Date, it will change its name and that it will no longer use the name "Intelco" in any part of its name or otherwise.


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

            (b) Seller shall be permitted to utilize ITC's facilities for a period of 180 days following the date hereof; provided, however, that Seller shall not be permitted to exceed its current level of use of such facilities. During such period, ITC shall waive all charges to Seller for the use of such facilities, except that Seller shall pay to ITC termination fees for Seller's and its Affiliates' traffic carried by ITC at standard carrier tariffs. No later than upon the expiration of such 180-day period, Seller shall cease to utilize and shall promptly vacate [ILLEGIBLE] therefrom) at Seller's expense but with ITC's reasonable assistance, ITC's facilities. Purchaser agrees to use its reasonable efforts to cause ITC to respond to customer complaints during such 180-day period. Purchaser further agrees that, during such 180-day period, Seller shall be permitted to utilize its own employees at ITC's facilities.

            (c) Seller hereby waives its right of first refusal to purchase 2,476 shares of common stock to be sold by Charles M. Piluso ("Piluso") and Richard P. Rebetti, Jr. ("Rebetti") to RSL Communications Limited under a Shareholders Agreement dated September 1, 1994, as amended, between RSL Communications, Inc. ("RSL"), ITG, Seller, Piluso and Rebetti pursuant to the waivers attached hereto as Schedule 5.7(c).

            (d) Purchaser agrees and shall cause its Affiliates to agree that in the event that an initial public offering [ILLEGIBLE] Purchaser or any Affiliate thereof (the "IPO Entity") is contemplated, Seller shall have the right (the "Option") to exchange, within 30 days following the closing of the RSL-IPO, any shares of common stock of ITG which it then owns, for shares of common stock of the IPO Entity equal to the fair market value of Seller's ITG common stock on that date; provided that the Option is timely exercised as set forth below. In connection with the exercise of the Option, Purchaser shall notify Seller of the RSL-IPO 60 days prior to the filing of a registration statement in connection therewith with the Securities and Exchange Commission. Seller shall then have 45 days from receipt of such notice to exercise the Option by providing written notification of its intent to do so to Purchaser. In the event Seller exercises the Option, shares of the IPO Entity's common stock shall be valued at the RSL-IPO price to public per share, and shares of ITG's stock owned by Seller shall be valued in writing by the Managing Underwriter of the RSL-IPO using its best professional judgment as to the fair market value of such shares.

            (e) Seller, its officers, directors, shareholders and Affiliates hereby release Purchaser and its officers, directors, shareholders and Affiliates, including ITC and ITG, from any and all claims and damages pursuant to the Release attached hereto as Schedule 5.7(e).

            (f) Purchaser, its officers, directors, shareholders and Affiliates, hereby release Seller and its officers, directors, shareholders and Affiliates from any and all claims and damages pursuant to the Release attached hereto as Schedule 5.7(f).

            (g) Seller hereby grants RSL Communications, Ltd., a Bermuda corporation, the right of first refusal on the sale of any of Sellers' shares of ITG on the same terms and conditions as offered to Seller in any bona fide third party offer or other transfer, for a period of 30 days after receipt by Seller of any such offer. In addition, Purchaser shall make available to loan to Seller, within 15 days from the date hereof, $500,000 (the "Loan"), which Loan shall be due and payable nine months from the date on which it is made, shall accrue interest at a rate of LIBOR plus 1% (payable quarterly in arrears), shall be secured by the Shares as further set forth below and shall be on such other terms as shall be mutually agreed upon by the parties hereto; provided that, prior to the date on which the Loan is made, Seller shall have placed the Shares in escrow pursuant to an escrow agreement in a form satisfactory to Purchaser, which agreement shall provide that in the event the Loan is not repaid in full within three days of the date upon which it is due and payable, the escrow agent shall immediately transfer all of the Shares to Purchaser, in consideration for which Purchaser shall waive receipt of payment of the principal amount of the Loan and accrued interest thereon.

            (h) Purchaser agrees to pay up to $10,000 of the fees charged by Price Waterhouse, UK, for tax research conducted with respect to the transactions contemplated by this Agreement, upon presentation of an invoice for such from Price Waterhouse, UK.

            (i) Purchaser and Seller shall cooperate in maintaining quality and efficiency in telecommunications lines between London and Incom Advanced Communications Systems Ltd. (the "IACS Traffic"). In the event Seller reasonably determines that there has been a deterioration in the terms, conditions, quality or level of service with respect to the IACS Traffic, it shall so notify Purchaser in writing and if Purchaser does not reasonably remedy the alleged deterioration within 15 business days, then Seller may move the IACS Traffic to another supplier or otherwise deal with the IACS Traffic.

                                   ARTICLE 6.

                                 INDEMNIFICATION

      Section 6.1 Indemnification Obligations of Seller. From and after the date hereof, Seller shall indemnify and hold harmless Purchaser and its subsidiaries and Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

      (a) The Excluded Liabilities;

      (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Seller in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Sellers to Purchaser pursuant to the provisions hereof (collectively, the "Seller Ancillary Documents") or in the performance of its obligations hereunder or thereunder; or

      (c) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Seller in this Agreement or the Seller Ancillary Documents or in the performance of its obligations hereunder.

Notwithstanding the foregoing, (i) the maximum liability of Seller in respect of which the Purchaser Indemnified Parties shall be entitled to indemnification pursuant to this Section 6.1 shall not exceed the Purchase Price and (ii) Seller's indemnification obligation with respect to any of the foregoing matters shall be governed by the terms of any Seller Ancillary Document which expressly provides for indemnification by Seller for a specific matter which is different from that provided in this Article 6. The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Purchaser Indemnified Parties described in this Section 6.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Purchaser Losses."

      Section 6.2 Indemnification Obligations of Purchaser. From and after the date hereof, Purchaser shall indemnify and hold harmless Seller and its subsidiaries, Affiliates, officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

      (a) The Assumed Liabilities;

      (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Purchaser to Seller pursuant to the provisions hereof or in the performance of its obligations hereunder; or

      (c) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or in the performance of its obligations hereunder.

Notwithstanding the foregoing, the maximum liability of Purchaser in respect of which the Seller Indemnified Parties shall be entitled to indemnification pursuant to this Section 6.2 shall not exceed the Purchase Price.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Seller Indemnified Parties described in this Section 6.2 as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Seller Losses."

      Section 6.3 Indemnification Procedure.

            (a) Promptly after receipt by a Purchaser Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party shall notify Purchase or Seller, whichever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim if, but only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the

      Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

            (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective Affiliates.

            (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days of the final determination of the merits and amounts of such claim, the Indemnifying Party shall deliver to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

      Section 6.4 Claims Period. Except as provided in this Section 6.4, no claim for indemnification under this Agreement may be asserted by an Indemnified Party after the expiration of twelve (12) months after the date hereof (the "Claims Period"). No Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

      Section 6.5 Jurisdiction and Forum.

            (a) By the execution and delivery of this Agreement, each Indemnifying Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any court with jurisdiction in the United Kingdom.

            Seller:

            Incom (UK) Limited
            Northway House
            1379 High Road
            Whetstone London B20 9NN
            United Kingdom
            Attn: Managing Director

            Purchaser:

            RSL COM UK Limited
            c/o RSL Communications, Inc.
            767 Fifth Avenue
            43rd Floor
            New York, NY  10153
            Attn: Itzhak Fisher, President

            In addition, each party agrees that service of process upon the above-designated individuals shall be deemed in every respect effective service of process upon such Indemnifying Party in any such suit or proceeding. Each such Indemnifying Party further agrees to take any and all action reasonably requested by an Indemnified Party, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the above-designated individuals in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other matter permitted by law.

            (b) To the extent that any Indemnifying Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Indemnifying Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

            (c) The parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be the courts of the United Kingdom and each of the parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any jurisdiction within or outside the United Kingdom by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

      Section 7.1 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered if delivered in person, on the date initially received if delivered by telecopy transmission followed by registered or certified mail confirmation, on the date delivered if delivered by a nationally recognized overnight courier service or on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

      To Purchaser:

            RSL COM UK Limited
            c/o RSL Communications, Inc.
            767 Fifth Avenue
            43rd Floor
            New York, NY  10153
            Attn: Itzhak Fisher, President
            Telecopy No.: (212) 572-3825

      with a copy to:

            Rosenman & Colin LLP
            575 Madison Avenue
            New York, NY 10022
            Attn: Robert L. Kohl, Esq.
            Telecopy No.: (212) 940-8776

      To Seller:

            Incom (UK) Limited
            Northway House
            1379 High Road
            Whetstone London B20 9NN
            United Kingdom
            Attn: Managing Director

      with a copy to:

            Tunik and Company
            2 Kaplan Street
            Tel Aviv, Israel
            Attn: Michael M. Milo, Esq.
            Telecopy No. 972-3-695-0727

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

      Section 7.2 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in the United Kingdom are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

      Section 7.3 Assignment; Successors in Interest. No assignment or transfer by Purchaser or Seller of their respective rights and obligations hereunder after the date hereof shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

      Section 7.4 Investigations; Representations and Warranties. The respective representations and warranties of Purchaser and Seller contained herein or in any certificate, or other document delivered by any party prior to the date hereof shall not be deemed waived or otherwise affected by any investigation made by a party hereto.

      Section 7.5 Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

      Section 7.6 Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement.

      Section 7.7 Controlling Law; Integration; Amendment.

            (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the United Kingdom. This Agreement supersedes all negotiations, agreements and understandings among the parties and their Affiliates and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

            (b) This Agreement may be amended by the parties hereto at any time. Without limiting the foregoing, this Agreement may not be amended, modified or supplemented except by written agreement executed by each of the parties hereto.

      Section 7.8 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

      Section 7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

      Section 7.10 Remedies. Each party hereto agrees that the remedies provided in Article 6 shall constitute the sole and exclusive remedies of a party against another party for monetary damages arising from any breach of any covenant, agreement or undertaking of such other party in this Agreement or any Seller Ancillary Document. Nothing in this Section 7.10 shall prevent a party hereto from seeking and obtaining equitable relief, including, but not limited to, injunctive relief and specific performance in respect of such breach.

      Section 7.11 Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

      Section 7.12 Waiver. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

      Section 7.13 Arbitration. Any dispute between the parties with respect to this Agreement or any of the terms included herein shall be resolved by an arbitrator in accordance with the following provisions:

            (a) Arbitrator. The arbitration shall be before a single arbitrator (hereinafter, "the Arbitrator") appointed upon the mutual agreement of the parties; provided, however, that in the event the parties cannot reach such agreement, each of the parties shall appoint an arbitrator and such arbitrators shall select the Arbitrator.

            (b) Applicable Law and Procedures. The Arbitrator will be bound by the substantive law of the United Kingdom but will not be bound by the laws of evidence and procedure customary in courts of law. The Arbitrator shall be obliged to conduct a protocol of the minutes of each session and he shall be obliged to give the reasons for his judgment.

            (c) Location. The arbitration shall take place in the United
Kingdom.

            (d) Deemed Execution of Arbitration Agreement. The execution of this Agreement shall constitute an execution of an Arbitration Agreement as well.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

                                    RSL COM UK Limited


                                    By: /s/ Itzhak Fisher
                                        -----------------------------------
                                        Itzhak Fisher, President

                                    INCOM (U.K.) LIMITED


                                    By: /s/ Benny Lebowitz
                                        -----------------------------------

                                 Schedule 1.2(A)

                                     Assets

                                                      Pounds Sterling

      1 ISDX SYSTEM                                           [ILLEGIBLE]
      2 MEGABIT DANNY BOX                                             180
      TEST EQUIPMENT                                          [ILLEGIBLE]
      ROOM DIVIDERS                                                   444
      VELLEMAN KIT, TESTER                                             97
      FAX EXTERNAL MODEM                                      [ILLEGIBLE]
      DESK + PEDESTAL                                                 189
      NEFAX FACSIMILE                                               1,400
      JUMBO TRACKER                                           [ILLEGIBLE]
      SPORTSTER MODEM                                                 405
      COAXIAL CABLE                                                   105
      [ILLEGIBLE] PLUG                                        [ILLEGIBLE]
      KETTLE                                                           11
      MICROWAVE                                               [ILLEGIBLE]
      TELEPHONE SYSTEM                                              2,500
      ISDX                                                         25,773
      MIXED DRIVER FOR DOS                                    [ILLEGIBLE]
      AT & T [ILLEGIBLE]                                      [ILLEGIBLE]
      FAN PURCHASE                                            [ILLEGIBLE]
      TOSHIBA LAP-TOP                                         [ILLEGIBLE]
      486SX PC                                                [ILLEGIBLE]
      HARD DISK SEAGATE                                       [ILLEGIBLE]
      FURNITURE                                               [ILLEGIBLE]
      IACS CABINET                                            [ILLEGIBLE]
      EQUIP-INCOM UK                                                  221
      COAXIAL CABLES                                                  212
      COMPUTER SOFTWARE                                       [ILLEGIBLE]
      HARD DISK IDE CONNOR                                    [ILLEGIBLE]
      2 TOSHIBA LAPTOPS                                             2,100
      OFFICE FURNITURE                                                148
      FURNITURE                                               [ILLEGIBLE]
      FURNITURE                                                       244
      FURNITURE                                                       111
      MEMORY-SUSAN COMPUTER                                   [ILLEGIBLE]
      H. MARR EQUIPMENT                                       [ILLEGIBLE]
      LAPTOP PC                                               [ILLEGIBLE]
      CABLES FOR [ILLEGIBLE]                                  [ILLEGIBLE]
      PENTIUM PC BILLING SYS                                        1,665
      PORTABLE PHONES                                                 116
      COMPUTER EQUIPMENT                                      [ILLEGIBLE]
      OFFICE FURNITURE                                        [ILLEGIBLE]
      OFFICE FURNITURE                                                204
      COMPUTER EQUIPMENT                                      [ILLEGIBLE]
      PC 486DX, OFFICE SUPP                                   [ILLEGIBLE]
      ISDX-L 3000 SHELF KIT                                   [ILLEGIBLE]

      EARTH STN RENEWAL FEE                                   [ILLEGIBLE]
      PORTABLE COMPUTER BATERY                                [ILLEGIBLE]
      COMP USA MS WINDOWS `89 [ILLEGIBLE]                     [ILLEGIBLE]
      2 SPORTSTER FAX MODEMS                                  [ILLEGIBLE]
      RSS CONNOR HARD DISK                                    [ILLEGIBLE]
      ARGOS-COMPUTER TROLLEY                                           26
      2GB CONNOR HARD DISK                                          1,122
      [ILLEGIBLE] CONTRACT PARTITION                                2,300
      M2-[ILLEGIBLE] RAM FAULTY CARD                                2,045
      CABINET, KETTLE, RACK                                   [ILLEGIBLE]
      DAN PENTIUM 133 & 100                                   [ILLEGIBLE]
      DANTIUM [ILLEGIBLE]P133 & P100                          [ILLEGIBLE]
      SPORTSTER MODEM 14.4                                            210
      [ILLEGIBLE] PLUG                                                 18
      TECHNOMTIC 14" MONITOR                                  [ILLEGIBLE]
      [ILLEGIBLE] PHONES                                      [ILLEGIBLE]
      SOFTWARE DRIVERS                                                 45
      GREY SCREEN DIVIDER                                     [ILLEGIBLE]
      [ILLEGIBLE] IDE I/O CARD                                [ILLEGIBLE]
      [ILLEGIBLE] BROADCAST UNIT                                      340
      BETTERBOX BROADCAST                                     [ILLEGIBLE]
      VIKING OFFICE SCREEN                                            111
      [ILLEGIBLE] AUTODIALLER                                 [ILLEGIBLE]
      CONFERENCE TABLE&CHAIR                                          182
      CONFERENCE CHAIRS                                       [ILLEGIBLE]
      IKEA-CONFRNCE RM TABLE                                          112
      BINATONE TELEPHONES                                     [ILLEGIBLE]
      COMPUTER TROLLEY                                        [ILLEGIBLE]
      ARM SET FOR CHAIRS                                               45
      FIRE RESISTANT SAFE                                             277
      MAN [ILLEGIBLE] NET & USER                              [ILLEGIBLE]
      PARTITIONING                                                  1,424
      USR SPORTSTER MODEM                                             202
      PRINTERS LASER/DESK JET                                 [ILLEGIBLE]
      CONFERENCE TABLE                                                101
      4 MB 30 PIN [ILLEGIBLE]                                 [ILLEGIBLE]
      LASERMOON LINUX FT                                               71
      MEMAX PIONEER QUAD X4                                   [ILLEGIBLE]
      [ILLEGIBLE] SOFTWARE DIRECT                                      28
      14" COLOUR SVGA MONITOR                                         187
      VIATELL PROJECT [ILLEGIBLE]                             [ILLEGIBLE]
      DLI CARD & BACKPLANE                                    [ILLEGIBLE]
      EDEN COMMS DLI CARD                                     [ILLEGIBLE]
      2 NOKIA 2110 [ILLEGIBLE] MOBIL                          [ILLEGIBLE]
      IDEAL SOFTWARE CD ROM                                   [ILLEGIBLE]
      AURORA 30 PACKAGE                                       [ILLEGIBLE]
      IDEAL QUAD CD ROM                                       [ILLEGIBLE]
      PENTIUM [ILLEGIBLE]                                     [ILLEGIBLE]
      REBOOT BOX FOR [ILLEGIBLE]                              [ILLEGIBLE]
      [ILLEGIBLE] MEMORY MANAGER                                       64
      BASE P120T [ILLEGIBLE] PC                                     1,200
      EQ [ILLEGIBLE] LITTLE BIGLAN                            [ILLEGIBLE]
      DELTEC [ILLEGIBLE] KVA UPS                                   14,012

      V. DIRECT-1 DESK                                                120
      HP LASERJET PRINTER                                     [ILLEGIBLE]
      POWER SUPPLIERS ECHO C                                        2,727
      2 COMPUTERS                                                   2,810
      POWER SUPPLIER ECHO CA                                          282
      BACKPLANE, SHELF, CABL                                        1,200
      ATC BACKPLANE                                                 1,200
      [ILLEGIBLE] RACKS                                               435
      ATC BACKPLANE                                                 1,200
      OFFICE EXPENSES + CHAIR                                         121
      OFFICE-DESK                                                     120
      NETWARE LITE                                                    132
      OFFICE-CUPBOARD                                         [ILLEGIBLE]
      V. DIRECT 1 CUPBOARD                                    [ILLEGIBLE]
      V. DIRECT-1 SHREDDER                                    [ILLEGIBLE]
      V. DIRECT-1 DESK                                                242
      [ILLEGIBLE] EXPRESSS SVGA SCREEN                        [ILLEGIBLE]
      [ILLEGIBLE] COMPONENTS EQUIPMEN                         [ILLEGIBLE]
      [ILLEGIBLE] KEYBOARD                                    [ILLEGIBLE]
      V. DIRECT-1 CUPBOARD                                            111
      3 DRAWER PEDASTAL                                               212
      TAYLOR 2XDLI  CARDS                                     [ILLEGIBLE]
      DAN TECH 486DX PC                                       [ILLEGIBLE]
      [ILLEGIBLE] COMPUTER SUPPLIES                           [ILLEGIBLE]
      G & A COMPUTER [ILLEGIBLE]                              [ILLEGIBLE]
      [ILLEGIBLE] RACKS & SHELVES                             [ILLEGIBLE]
      [ILLEGIBLE] CHERRY KEYBOARD                             [ILLEGIBLE]
      DAN 75MHZ PENTIUM PC                                    [ILLEGIBLE]
      AIR CONDITION CONTRACT                                  [ILLEGIBLE]
      INTERFAX-PHOTOCOPIER                                    [ILLEGIBLE]
      [ILLEGIBLE] FANCARD & CPU COOL                          [ILLEGIBLE]
      VIKING-FILING CABINE                                            115
      XIXIN-RACKS                                                     413
      DELL [ILLEGIBLE] BILLING PC                             [ILLEGIBLE]
      VIKING-3 DRWR CUPBOARD                                  [ILLEGIBLE]
      OFFICE PARTITIONS                                             1,444
      WEBTEK 16MB RAM MEMORY                                  [ILLEGIBLE]
      COST OF RLX EQPT                                        [ILLEGIBLE]
      MCDOUG [ILLEGIBLE] CARD                                 [ILLEGIBLE]
      AT & T [ILLEGIBLE]                                          102,745
      [ILLEGIBLE] SEAGATE HARD DISK                           [ILLEGIBLE]
      ISDN [ILLEGIBLE] ENHANCED                               [ILLEGIBLE]
      [ILLEGIBLE] PENTIUM [ILLEGIBLE]                               1,111
      SPORTSTER EXT. MODEM                                            232
      CRISTECH CALL LOG SYST                                  [ILLEGIBLE]
      [ILLEGIBLE] FAX MODEM                                   [ILLEGIBLE]
      [ILLEGIBLE] MEMORY MATTHEWPC                            [ILLEGIBLE]
      SONY CD ROM & HARDDISK                                  [ILLEGIBLE]
      ARGOS-TELEPHONE                                                  31
      [ILLEGIBLE] E1  CARD GENEVA TEL                               1,510
      486DX [ILLEGIBLE] MHZ [ILLEGIBLE] GENEVA                      1,411
      OFFICE LIGHT INSTALLTN                                          255
      20" EXHIBITION MONITOR                                          836

       PRO WIN + MODEM                                        [ILLEGIBLE]
       3 ISDZ DLI CARDS                                       [ILLEGIBLE]
       72" HIGH CUPBOARD                                      [ILLEGIBLE]
       TRAILING SOCKETS                                       [ILLEGIBLE]
       ELECTROWISE 1.2  DRIVE                                 [ILLEGIBLE]
       SEAGATE 4BG SCSI HDD                                         1,490
       PC ANYWHERE + MODEM                                    [ILLEGIBLE]
       TELEPOWER CD + MODEM                                   [ILLEGIBLE]
       [ILLEGIBLE]-SECURITYLOCK                               [ILLEGIBLE]

                                 Schedule 1.2(B)

                        Rights and Interests in Contracts

1. Mercury Communications, BT, MFS, ITC, Viatel, Incom Advanced Communications Systems Ltd. for line rentals and call usage.

2. City Sites for office space rental.

3. Siemens and Netrix for equipment maintenance.

                                 Schedule 1.2(C)

                          Rights in Customer Contracts

   1. RSS

   2. Multi-Commerce

   3. Israel Gov't Office

   4. ITC

   5. Jewish Agency

   6. Econophone

   7. Incom Advanced Communications Systems Ltd

   8. TM Communications

   9. Intelco

   10. Viatel

   11. Agrexco

   12. LSI

   13. Sapiens UK

   Assignments are subject to customer consent

                                 Schedule 1.2(D)

                          Business Licenses and Permits

1. Licence According to Section 7 (June 1994)

Licence granted by the Secretary of State to Incom (UK) to run
Telecommunications Systems, under Section 7 of the Telecommunications Act 1984.

International Simple Resale Services

Refers to telecommunications services consisting of conveyance of messages. These include the two/way live speech, which are at present (or will be in the future) transmitted through in the following methods:

a) Public Switched Network
b) An International Private Leased Circuit

2. Licence granted under Section 7 of the Telecommunications Act of 1984 to Incom (UK) to build and run Infra Structure Platforms for the provision of Satellite Telecommunications Services (November 11, 1993).

                                Schedule 1.2 (F)

                                    Software

1. Billing System

Consents may be necessary

                                  Schedule 1.6

                               Assumed Liabilities

Name of Supplier                       Contract No.            Type of Service                      Amount per Quarter
----------------                       ------------            ---------------                      ------------------

Mercury                                     56075              64K Eurolink Band 1                    (pound)2.090,00
Mercury                                     75761              64K Eurolink Bank 1                    (pound)2.090,00
Mercury                                     80811              64K Domestic Line                        (pound)806,05
Mercury                                    113946              64K Domestic Line                        (pound)806,05
Mercury                                    103740              1.5M Transatlantic Link               (pound)32.472,50
Mercury                                    113878              1.5M Transatlantic Link               (pound)32.472,50
Mercury                                    113944              1.0M Transatlantic Link               (pound)21.680,00
Mercury                                    114082              256K                                   (pound)1.264,00
Mercury                                     56082              Circuit Reference S33920               (pound)1.012,50
Mercury                                     66337              Circuit Reference S33919               (pound)1.012,50
Mercury                                     75608              Circuit Reference S33697               (pound)1.012,50
Mercury                                     82021              Circuit Reference S35458               (pound)1.012,50
Mercury                                    101983              Circuit Reference S45769               (pound)1.012,50
Mercury                                    S34689              DASS                                   (pound)1.012,50
Mercury                                    S43025              DASS                                   (pound)1.012,50
Mercury                                    S51497              DASS                                   (pound)1.012,50
Mercury 5000                               INCM02              Rental                                 (pound)1.505,19
Mercury Paging                                                 Paging Service                            (pound)63,79
Siemens                                  MR292887E             ISDX #1 Maintenance                    (pound)3.901,47
Siemens                                  MR550226B             ISDX #2 Maintenance                    (pound)1.340,30
Queensbridge                                                   Rent-Top Floor                         (pound)5.762,50
Queensbridge                                                   Rent-Ground Floor                      (pound)7.500,00
Grimley                                                        Service Charge-Top Floor               (pound)1.885,00
Grimley                                                        Service Charge-Ground Floor            (pound)1.830,00
LB of Barnet                                                   Rates-Top Floor Front Right            (pound)1.055,15
LB of Barnet                                                   Rates-Top Floor Rear Part              (pound)1.375,06
LB of Barnet                                                   Rates-Ground Floor                     (pound)2.104,69
ACTS                                                           Cleaning Services                        (pound)367,32
Answercall                                                     Answering Service                        (pound)184,89
France Telecom                                                 FR-UK circuit                             44,718.48 Fr
Dorman Insurance                                               Insurance for Equipment                  (pound)389,73
Compuserve                                                     Internet                                  (pound)18,00
BT                                                             Circuit Ref:ANUK 104600                  (pound)534,25
BT                                                             Circuit Ref:KXUK 600787                  (pound)858,32
BT                                                             Circuit Ref:RLN 61197                    (pound)499,45
BT                                                             Circuit Ref:KXUK 703012                  (pound)890,00
BT                                                             Circuit Ref: MXUK 266476               (pound)2.692,50
BT                                                             Alarm                                     (pound)34,17
BT                                                             Auto Dialler                              (pound)31,65
BT                                                             ISDN 30                                (pound)4.006,20
BT                                                             0800 International-Line Rental         (pound)1.110,00
BT                                                             0800 International-Line Rental           (pound)370,00
Netrix                                                         RIO, RLX, RNET Maintenance             (pound)4.885,65
Peoples Phone                                                  Mobile Phone Line Rental                 (pound)225,00
Vodac                                                          Mobile Phone Line Rental                  (pound)75,00
Incom Advanced Communication Systems                           Bezek & Mercury Line Charges          (pound)31.000,00
Mercury                                                        Line Charges - one stop shopping      (pound)10.245,00
Telindus                                                       RLX, RIO Maintenance                  4584.75 Fr
Bladon                                                         Payroll Services                          (pound)51,75
Quality Street                                                 Staff Flat                             (pound)1.711,87
Lombard                                                        2 Company Cars                         (pound)2.182,14
Databit                                                        Billing System Software - 1 time      (pound)27.000,00
Danny Webb                                                     Subcontracting                         (pound)2.000,00
Insurance Broker                                               Car Insurance                            (pound)600,00
Call usage charges from BT, Mercury Mfs, Viatel, ITC
Above list does not include VAT

                                  Schedule 3.3

                        Liens and Encumbrances on Assets

      None

                                  Schedule 3.5

                                  Legal Actions

      Tele8

                                  Schedule 3.7

                                    Consents

      None

                                  Schedule 3.8

                            Limitations on Contracts

      Consents are needed from customers and suppliers as per Schedules 1.2 (b) and 1.2 (c)

                                  Schedule 3.9

                                 Labor Disputes

      None

                                  Schedule 3.12

                       Modification of Customer Contracts

      1. Received notice that Econophone is immediately terminating its rental of a 512 kps UK - US line.

      2. Received notice from LSI to immediately cancel the 64 KPS ISR - UK line.

                                  Schedule 4.5

                                    Consents

      None

                                  Schedule 5.5

                              Listing of Employees

   Name
   ----

   Mr. M. Sokel          Special Projects/Business Development
   Mr. Y Braha           Operations Mngr
   Mr. D. Simpson        Marketing Mngr
   Mr. M. Demetriou      Billing Systems
   Mr. M. Young          Technician
   Miss S. Kushner       Secretary

                                 Schedule 5.7(c)

                                 INCOM (UK) LTD.
                                 Northway House
                                 1379 High Road
                                Whetstone, London
                                     N20 9NN
                                  Great Britain

                                 August 5, 1996

TELECOPY/CERTIFIED MAIL -
RETURN RECEIPT REQUESTED

Mr. Richard P. Rebetti, Jr.
c/o International Telecommunications Group, Ltd.
EAB Plaza, West Tower, 8th Floor
Uniondale, New York 11556

Dear Mr. Rebetti:

      This letter responds to your correspondence dated August 5, 1996 (the "Transfer Notice"). I hereby advise you that Incom (UK) Ltd. declines to purchase any of the Eleven Thousand Five Hundred Ten (11,510) Rebetti Transfer Shares (as defined in the Transfer Notice) offered in the Transfer Notice. Incom
(UK) Ltd. also waives any rights it may have pursuant to the Shareholder's Agreement dated the first day of September, 1994, as amended, by and between you, Charles M. Piluso, Incom (UK) Ltd., RSL Communications Inc. ("RSL") and International Telecommunications Group, Ltd. in connection with the timing and nature of transmittal of the Transfer Notice or the responses to such Transfer Notice or the timing of the closing of the sale to RSL of the Rebetti Transfer Shares.

                                      Sincerely,

                                      Incom (UK) Ltd.


                                      By: /s/ Benny Lebowitz
                                          ----------------------------------
                                          Name: Benny Lebowitz
                                          Title: Managing Director

cc:   Mr. Charles M. Piluso
      RSL Communications Inc.
      International Telecommunication Group, Ltd.

                                 Schedule 5.7(c)

                                 INCOM (UK) LTD.
                                 Northway House
                                 1379 High Road
                                Whetstone, London
                                     N20 9NN
                                  Great Britain

                                 August 5, 1996

HAND DELIVERY/CERTIFIED MAIL -
RETURN RECEIPT REQUESTED

Mr. Charles M. Piluso
c/o International Telecommunications Group, Ltd.
EAB Plaza, West Tower, 8th Floor
Uniondale, New York 11556

Dear Mr. Piluso:

      This letter responds to your correspondence dated August 5, 1996 (the "Transfer Notice"). I hereby advise you that Incom (UK) Ltd. declines to purchase any of the One Hundred Twenty Two Thousand Six Hundred Four (122,604) Piluso Transfer Shares (as defined in the Transfer Notice) offered in your Transfer Notice. Incom (UK) Ltd. also waives any rights it may have pursuant to the Shareholder's Agreement dated the first day of September, 1994, as amended, by and between you, Richard P. Rebetti, Jr., Incom (UK) Ltd., RSL Communications Inc. ("RSL") and International Telecommunications Group, Ltd. in connection with the timing and nature of transmittal of the Transfer Notice or the responses to such Transfer Notice or the timing of the closing of the sale to RSL of the Piluso Transfer Shares.

                                      Sincerely,

                                      Incom (UK) Ltd.


                                      By: /s/ Benny Lebowitz
                                          ----------------------------------
                                          Name: Benny Lebowitz
                                          Title: Managing Director

cc:   Mr. Richard P. Rebetti,, Jr.
      RSL Communications Inc.
      International Telecommunications Group, Ltd.